UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 26, 2007

OMNIVISION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29939	77-0401990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1341 Orleans Drive

Sunnyvale, California 94089-1136

(Address of principal executive offices, including zip code)

(408) 542-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of the 2007 Equity Incentive Plan

At the Annual Meeting of Stockholders of OmniVision Technologies, Inc. (the “Company”) held on September 26, 2007, (the “2007 Annual Meeting”), the stockholders of the Company approved the Company’s 2007 Equity Incentive Plan (the “2007 Plan”), which the Company’s Board of Directors previously approved.  The 2007 Plan, which replaces the Company’s 2000 Stock Plan, provides for the grant of the following types of incentive awards: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) performance shares and performance units, and (vi) other stock or cash awards.  Each of these is referred to individually as an “Award.”  Those who will be eligible for Awards under the 2007 Plan include employees, directors and consultants who provide services to the Company and its affiliates.

The 2007 Plan is described in detail in the Company’s 2007 proxy statement filed with the Securities and Exchange Commission in connection with the 2007 Annual Meeting.  The summary descriptions of the 2007 Plan set forth above and in the 2007 proxy statement do not purport to be complete and are qualified in their entirety by reference to the full text of the 2007 Plan which is filed as Exhibit 10.26 to this report.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

10.26	2007 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNIVISION TECHNOLOGIES, INC.

By:	/s/ Shaw Hong
Shaw Hong President and Chief Executive Officer

Date:  October 2, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.26	2007 Equity Incentive Plan